EXHIBIT 23(B)




                       CONSENT OF FINANCIAL ADVISOR

     We consent to the use of our fairness opinion dated as of the date of the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 filed by Integra Bank Corporation to be included as Appendix B to such proxy statement/prospectus. We further consent to the references to our fairness opinion and the analysis conducted by us under "The Merger" and the use of our name in such proxy statement/prospectus in conjunction therewith. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




/s/ Hovde Financial, LLC
Inverness, Illinois
November 27, 2000